As filed with the Securities and Exchange Commission on November 4, 2008

Registration No.: 33-79640

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3

to

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

AMERICAN SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	58-1098795
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

470 East Paces Ferry Road, N. E.

Atlanta, Georgia 30305

(404) 261-4381

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Henry B. Levi, Esq.

Baker, Donelson, Bearman,

Caldwell & Berkowitz, P.C.

Suite 1600, Monarch Plaza

3414 Peachtree Road, N. E.

Atlanta, Georgia 30326

Telephone: (404) 577-6000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

James C. Edenfield and

Vincent C. Klinges

American Software, Inc.

470 East Paces Ferry Road, N. E.

Atlanta, Georgia 30305

Telephone: (404) 261-4381

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a Smaller Reporting Company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

EXPLANATORY NOTE

This Registration Statement (No. 33-79640), as originally filed, related to the offering of 700,000 shares of American Software, Inc. common stock issuable under the American Software, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Plan has been terminated, effective November 14, 2008. No further shares may be issued pursuant to the Plan.

Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 3 is being filed in order to deregister all of the remaining shares of common stock heretofore registered and not sold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on October 30, 2008.

AMERICAN SOFTWARE, INC.

By:	/s/ James C. Edenfield
James C. Edenfield, Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 3, in reliance upon Rule 478 under the Securities Act of 1933, as amended.